Exhibit 99.1

Point Therapeutics Reports Second Quarter 2004 Results

    BOSTON--(BUSINESS WIRE)--Aug. 5, 2004--Point Therapeutics, Inc. (NASDAQ: POTP) today reported results for the fiscal quarter and six months ended June 30, 2004.
    During the second quarter of 2004, Point achieved the following key milestones:


    -- Initiated three Phase 2 talabostat (PT-100) human clinical studies in:

            -- advanced metastatic melanoma patients studying talabostat as a single agent

            -- advanced metastatic melanoma patients combining talabostat with cisplatin

            -- advanced chronic lymphocytic leukemia patients combining talabostat with rituximab

    --  Initiated trading of Point's Common Stock on the NASDAQ
        SmallCap Market on April 2, 2004

    -- Presented Phase 1 clinical data at the 40th Annual Meeting of the American Society of Clinical Oncology (ASCO) in June 2004

    -- Announced the appointment of a clinical advisory board to assist Point in developing its clinical and scientific strategy

    -- Appointed two new members to the Board of Directors: Larry G. Pickering, Global Chairman CSFB Private Equity and former Johnson & Johnson senior executive; Dr. Richard Benjamin, Chief Medical Officer of the American Red Cross, New England Region, and Assistant Professor of Pathology at Harvard Medical School

    -- Presented preclinical data at the 10th National Symposium, "Basic Aspects of Vaccines", sponsored by the Walter Reed Army Institute of Research, suggesting that one of Point's boroproline compounds may have activity as a vaccine adjuvant.

    "The Company achieved several critical milestones during the second quarter," said Don Kiepert, President and Chief Executive Officer of Point. "As promised, we have initiated four Phase 2 clinical studies in the first half of this year, studying talabostat in three different tumor types and in combination with two different chemotherapy agents, one monoclonal antibody and as a single agent. I am also very pleased about the creation of our clinical advisory board, composed of highly renowned oncology and hematology clinicians. The Company is also honored to have two highly qualified individuals, Larry Pickering and Dr. Richard Benjamin, join our Board of Directors."
    In the second quarter of 2004, Point reported a net loss of $3,008,000 or $0.17 per share, compared with a net loss of $1,636,000, or $0.18 per share, in the second quarter of 2003. For the first six months of 2004, Point reported a net loss of $6,143,000 or $0.37 per share compared with a net loss of $3,498,000 or $0.38 per share for the first six months of 2003.
    Research and development expenses increased to $2,205,000 in the second quarter of 2004, from $1,102,000 in the second quarter of 2003. For the first six months of 2004, research and development expenses increased to $4,230,000 from $2,540,000 for the first six months of 2003. The increase in research and development costs resulted primarily from increased clinical and manufacturing costs related to for the four Phase 2 trials currently under way. General and administrative expenses increased to $837,000 in the second quarter of 2004 from $552,000 in the second quarter of 2004. For the first six months of 2004, general and administrative costs increased to $1,965,000 from $1,096,000 for the first six months of 2003. The increase in general and administrative expenses resulted primarily from increased investor relations costs and external legal and patent costs.
    Point's cash and investment balance as of June 30, 2004 was $20,975,000. On March 26, 2004, Point received $13,500,000 in gross proceeds relating to the sale of 3,000,000 shares of common stock in a private placement. Offsetting these proceeds were costs totaling approximately $1,500,000 relating to the sale and registration of the shares, resulting in net proceeds from the private placement of approximately $12,000,000. Interest income was $34,000 in the second quarter of 2004 compared to $17,000 in the second quarter of 2003. Interest income was $52,000 for the first six months of 2004 compared to $42,000 for the first six months of 2003. The increase in interest income for both the second quarter and first six months of 2004 was principally due to a higher average cash balance offset by slightly lower interest rates in 2004 compared to 2003.

    ABOUT POINT THERAPEUTICS, INC.:

    Point is a Boston-based biopharmaceutical company developing small molecule drugs for the treatment of a variety of malignant tumors and certain hematopoietic disorders, type 2 diabetes, and as vaccine adjuvants. Point's lead product candidate, talabostat, has the potential to inhibit the growth of certain malignant tumors and to reconstitute the hematopoietic system.
    In 2004, Point has initiated four Phase 2 clinical studies in three different tumor types. These studies include evaluating talabostat in combination with Taxotere(R) in advanced non-small cell lung cancer, as a single agent and in combination with cisplatin in advanced metastatic melanoma, and in combination with rituximab in patients with advanced chronic lymphocytic leukemia. In addition, Point is currently testing talabostat in combination with rituximab in a Phase 1 human clinical study in patients with hematologic malignancies, such as non-Hodgkin's lymphoma. Point is also developing talabostat as a potential therapy for the treatment of hematopoietic disorders caused by chemotherapy treatments.

    Certain statements contained herein are not strictly historical and are "forward looking" statements as defined in the Private Securities Litigation Reform Act of 1995. This information includes statements on the prospects for our drug development activities and results of operations based on our current expectations, such as statements regarding certain milestones with respect to our clinical program and our product candidates. Forward-looking statements are statements that are not historical facts, and can be identified by, among other things, the use of forward-looking language, such as "believes," "expects," "may," "will," "should," "seeks," "plans," "schedule to," "anticipates" or "intends" or the negative of those terms, or other variations of those terms of comparable language, or by discussions of strategy or intentions. A number of important factors could cause actual results to differ materially from those projected or suggested in the forward looking statement, including, but not limited to, the ability of Point to (i) successfully develop and manufacture products, (ii) obtain the necessary regulatory approvals, (iii) obtain external funding to finance the operations and
(iv) obtain and enforce intellectual property rights, as well as the risk factors described in Amendment No.2 to Annual Report on Form 10-K/A, filed with the Securities and Exchange Commission on June 1, 2004, and from time to time in Point's other reports filed with the Securities and Exchange Commission.


                       POINT THERAPEUTICS, INC.
                     (A Development Stage Company)

                 CONSOLIDATED STATEMENTS OF OPERATIONS
                              (UNAUDITED)




                                                 Three months ended
                                                       June 30,
                                                  2004         2003
                                              ------------ -----------
REVENUES
   License revenue                           $          - $         -
   Sponsored research revenue                           -           -
                                              ------------ -----------
            Total revenues                              -           -
                                              ------------ -----------


OPERATING EXPENSES
   Research and development                     2,204,776   1,101,781
   General and administrative                     837,152     551,703
                                              ------------ -----------
            Total operating expenses            3,041,928   1,653,484
                                              ------------ -----------

Net loss from operations                       (3,041,928) (1,653,484)
                                              ------------ -----------


Interest income                                    33,603      17,373
Interest expense                                        -           -
                                              ------------ -----------

Net loss                                       (3,008,325)$(1,636,111)
                                              ============ ===========

Basic and diluted net loss per
 common share                                $      (0.17)$     (0.18)
                                              ============ ===========

Basis and diluted  weighted
 average common shares
 outstanding
                                               18,186,742   9,275,755
                                              ============ ===========


                                                          Period from
                                                          September 3,
                                                             1996
                                                          (date of
                                                           inception)
                                     Six months ended       through
                                          June 30,          June 30,
                                      2004        2003        2004
                                  ----------- ----------- ------------
REVENUES
   License revenue               $         - $    96,150 $  5,115,041
   Sponsored research revenue              -           -    2,400,000
                                  ----------- ----------- ------------
            Total revenues                 -      96,150    7,515,041
                                  ----------- ----------- ------------


OPERATING EXPENSES
   Research and development        4,230,393   2,540,285   25,129,543
   General and administrative      1,964,833   1,095,886   14,016,946
                                  ----------- ----------- ------------
      Total operating expenses     6,195,226   3,636,171   39,146,489
                                  ----------- ----------- ------------

Net loss from operations          (6,195,226) (3,540,021) (31,631,448)
                                  ----------- ----------- ------------


Interest income                       52,389      42,309    1,034,901
Interest expense                           -           -      (82,652)
                                  ----------- ----------- ------------

Net loss                         $(6,142,837)$(3,497,712)$(30,679,199)
                                  =========== =========== ============

Basic and diluted net loss per
 common share                    $     (0.37)$     (0.38)
                                  =========== ===========

Basis and diluted  weighted
 average common shares
 outstanding                      16,677,824   9,275,755
                                  =========== ===========


                       POINT THERAPEUTICS, INC.
                     (A Development Stage Company)

                 CONDENSED CONSOLIDATED BALANCE SHEETS
                              (UNAUDITED)


                                                June 30,  December 31,
                                                  2004        2003
                                             -------------------------
ASSETS
Cash, cash equivalents and marketable
 securities                                   $20,974,544  $14,142,272
Property and equipment, net                       248,746      243,056
Other assets                                      639,541      451,314
                                               ----------- -----------

Total assets                                  $21,862,831  $14,836,642
                                               =========== ===========



LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities                           $ 1,193,695  $   928,232
Other liabilities                                  47,604       52,367
Total stockholders' equity                     20,621,532   13,856,043
                                               ----------- -----------

Total liabilities and stockholders' equity    $21,862,831  $14,836,642
                                               =========== ===========

    CONTACT: Point Therapeutics, Inc
             Richard N. Small, 617-933-2136
             or
             Investor Relations:
             The Trout Group
             Ritu Baral, 212-477-9007 ext. 25